Exhibit 99.1

Athenex Announces Appointment of Chief Financial Officer

Buffalo, N.Y., February 22, 2022 (GLOBE NEWSWIRE) – Athenex, Inc., (NASDAQ: ATNX), a global biopharmaceutical company dedicated to the discovery, development, and commercialization of novel therapies for the treatment of cancer and related conditions, announced today that Mr. Joe Annoni will join Athenex as its new Chief Financial Officer and Officer of the Company, effective immediately.

Mr. Annoni is an accomplished financial professional and has enjoyed a multi-faceted career in private equity, investment banking, and Big4 Advisory, with over 20 years of corporate finance experience.

“The Board of Directors joins me in welcoming Joe to his new position as CFO,” said Johnson Lau, Chief Executive Officer of Athenex. “Joe’s appointment will provide Athenex with the seasoned leadership in finance to help us execute on our corporate objectives. We look forward to the contributions he will make to our future success.”

Mr. Annoni, Chief Financial Officer, said, “I am honored to join Athenex’s leadership team at such a pivotal time and to lead its finance organization as we refocus the company’s efforts to unlock shareholder value. Our commitment to improving the lives of cancer patients is central throughout the entire organization, and my goal is to fortify our financial foundation as we work to accomplish our objectives.”

Prior to joining Athenex, Mr. Annoni served as Managing Director with GFW Partners, a boutique advisory firm. Prior to GFW, Joe was a founding member of NHA Capital where he led private equity and venture capital investment activities. Before co-founding NHA, he was a Vice President at investment banking firm Roth Capital where he led M&A and capital market advisory engagements. Early in his career, Joe was employed at PricewaterhouseCoopers advising Fortune 100 clients across a broad range of engagements including strategy, acquisitions, divestitures, restructuring, and operational improvements.

Joe earned a BS from The University of Virginia, an MBA from Carnegie Mellon University, and is a CFA charterholder.

About Athenex, Inc.

Founded in 2003, Athenex, Inc. is a global clinical-stage biopharmaceutical company dedicated to becoming a leader in the discovery, development, and commercialization of next generation drugs for the treatment of cancer. Athenex is organized around three platforms, including an Oncology Innovation Platform, a Commercial Platform, and a Global Supply Chain Platform. The Company’s current clinical pipeline is derived mainly from the following core technologies: (1) Orascovery, based on P-glycoprotein inhibitor, (2) Src kinase inhibition, and (3) Cell therapy. Athenex’s employees worldwide are dedicated to improving the lives of cancer patients by creating more active and tolerable treatments. For more information, please visit www.athenex.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. These forward-looking statements are typically identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: whether we close on the sale of our interest in the Dunkirk manufacturing facility and enter into a preferred contract manufacturing agreement with ImmunityBio, the development stage of our primary clinical candidates, including NKT Cell Therapy and related risks involved in drug development, clinical trials, regulation, uncertainties around regulatory reviews and approvals; our ability to scale our manufacturing and commercial supply operations for current and future approved products, and ability to commercialize our products, once approved; ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Athenex’s drug candidates, which may not support further development of such drug candidates; risks related to our ability to successfully integrate the business of Kuur into our existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees, as well as differences in operations, cultures, and management philosophies that may delay successful integration and our ability to support the added cost burden of Kuur’s business; risks related to counterparty performance, including our reliance on third parties for success in certain areas of Athenex’s business; our history of operating losses and our need and ability to raise additional capital to continue as a going concern; uncertainties around our ability to enter into new financing agreements as we are unable to meet funding conditions under our existing financing agreements and access to capital thereunder; risks and uncertainties inherent in litigation, including purported stockholder class actions; risks and uncertainties related to the COVID-19 pandemic and its ongoing impact on our operations, supply chain, cash flow and financial condition; competition; intellectual property risks; uncertainties around our ability to successfully integrate acquired and merged businesses in a timely and cost-effective manner and to achieve synergies; risks relating to doing business internationally and in China; the risk of development, operational delays, production slowdowns or stoppages or other interruptions at our manufacturing facilities as well as our ability to find alternative sources of supply to meet our obligations and requirements; and the other risk factors set forth from time to time in our SEC filings, copies of which are available for free in the Investor Relations section of our website at http://ir.athenex.com/phoenix.zhtml?c=254495&p=irol-sec or upon request from our Investor Relations Department. All information provided in this release is as of the date hereof and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Athenex Contacts

Investors

Daniel Lang, MD

Athenex, Inc.

Email: danlang@athenex.com

Caileigh Dougherty

Athenex, Inc.

Email: cdougherty@athenex.com